April 5, 2012


Securities  exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Attn. Document Control



RE	American Depositary
Shares evidenced by
Ten 10 American
Depositary Receipts
representing One 1
Ordinary Share of
      Zurich Financial Services
Form F6 File No.
333157408


Ladies and Gentlemen

Pursuant to Rule 424b3 under the
Securities Act of 1933, as amended,
on behalf of BNY Mellon, as
Depositary for securities against
which American Depositary Receipts
are to be issued, we attach a copy of
the new prospectus Prospectus
reflecting the change in name for
Zurich Insurance Group Ltd

As required by Rule 424e, the upper
right hand corner of the Prospectus
cover page has a reference to Rule
424b3 and to the file number of the
registration statement to which the
Prospectus relates.

Pursuant to Section III B of the
General Instructions to the Form F6
Registration Statement, the Prospectus
consists of the ADR certificate with
revised name change for Zurich
Financial Services

The Prospectus has been revised to
reflect the new name, and has been
overstampted with

Effective April 5, 2012, the
Companys name changed to Zurich
Insurance Group Ltd


Please contact me with any questions
or comments at 212 8158257.



Robert Goad
The Bank of New York Mellon  ADR
Division
Encl.
CC Paul Dudek, Esq. Office of
International Corporate Finance









101 Barclay Street, New York NY 10286